UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 31, 2007


                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-28839                                         13-1964841
  (Commission File Number)                    (IRS Employer Identification No.)


180 Marcus Boulevard, Hauppauge, New York                            11788
(Address of Principal Executive Offices)                           (Zip Code)

                                 (631) 231-7750
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))





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Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2007, Audiovox completed its acquisition of Thomson's Consumer Electronics Audio Video Business outside of Europe, including the worldwide rights to the RCA brand for consumer electronics audio video product lines except TV's and certain additional product categories. The purchase price is $19.7 million, plus a net asset payment, and includes a five year fee, beginning in 2010, related to the RCA brand.

There was no material relationship between Audiovox and Thomson prior to the purchase of Thomson's Consumer Electronics Audio Video Business.

A press release  relating to the completion of this  acquisition is furnished as
Exhibit 99.1 attached hereto.

The information furnished under Item 2.01 shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.


Item 9.01(d). Exhibits

EXHIBIT No.       DESCRIPTION
-----------       -----------

    99.1          Press Release dated January 3, 2008 by Audiovox Corporation



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AUDIOVOX CORPORATION (Registrant)


Date:   January 3, 2008                 BY:/s/ Charles M.  Stoehr
                                        -------------------------
                                        Charles M. Stoehr
                                        Senior Vice President and
                                        Chief Financial Officer




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